Exhibit 99.1

Grocery Outlet Holding Corp. Announces Organizational Changes to Advance Strategic Growth Plan
Emeryville, CA – December 15, 2021 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced organizational changes as it continues to scale its business for future growth. These changes realign functions to optimally support the Company’s growing team of independent operators and the expansion of its store base nationally. Through more effective utilization of enterprise-wide resources, combined with the ongoing commitment to localized decision-making, Grocery Outlet will continue to be well-positioned to drive sustained growth and profitability.
Pamela Burke, who has served as Chief Administrative Officer and General Counsel, will effective January 1, 2022, serve in the newly created position of Chief Stores Officer, reporting to RJ Sheedy, President. In her new role, she will be responsible for the support of and relations with independent operators and their stores across all geographies. Ms. Burke is a proven leader who has deep experience with the Company’s independent operator model and understands the importance of promoting independent operator autonomy and maintaining a strong, collaborative relationship.
Heather Mayo, Chief Sales & Merchandising Officer - East, who has skillfully helped set the stage for growth in the east, has made the decision to leave Grocery Outlet in early March 2022. Ms. Mayo will be transitioning her responsibilities to functional leaders at the local and corporate level. The Company will continue to support regional autonomy, ownership and decision-making via localized resources across several business functions including purchasing and new store development.
"2021 marks Grocery Outlet’s 75th year in business and at the heart of our success has been the knowledge, skill and autonomy of our independent operators," said Eric Lindberg, Chief Executive Officer. "As we look ahead towards our next 75 years of growth, this new organizational structure allows us to more effectively support our operators in growing their businesses while facilitating local decision-making and independent operator independence. Pam has done an exceptional job leading several business functions and coordinating support to our independent operators. As such, I am confident she will make valuable contributions in her new role. I also want to thank Heather for her efforts during her tenure at Grocery Outlet and wish her the best in her future endeavors."

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views and estimates regarding the prospects of the industry and the Company's outlook, prospects, plans, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct.
The Company's most recent annual report on Form 10-K, subsequent reports of Form 10-Q and other filings with the U.S. Securities and Exchange Commission discuss certain risk factors that may cause such a difference for us as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 410 stores in California, Washington, Oregon, Pennsylvania, Idaho, and Nevada.
INVESTOR RELATIONS CONTACTS:
Arvind Bhatia
510-704-2816
abhatia@cfgo.com

Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

2